Exhibit 99.1

VENTANA MEDICAL SYSTEMS, INC.	Contact:
1910 Innovation Park Drive	Christopher M. Gleeson
Tucson, Arizona 85737	President and CEO
(520) 887-2155	(520) 229-3787

Nick Malden
Thursday, April 17, 2003	Chief Financial Officer
(520) 229-3857

VENTANA MEDICAL SYSTEMS REPORTS

STRONG FIRST-QUARTER SALES AND EARNINGS

Tucson, Ariz., April 17, 2003 – Ventana Medical Systems, Inc. (NASDAQ: VMSI), today reported sales of $29.3 million for the quarter ending March 31, 2003, a 32% increase over first-quarter 2002. Net income for the first quarter was $1.4 million, or $0.09 income per share, compared with a net loss of $0.6 million and a $0.03 loss per share in the first quarter of 2002.

“With another quarter of strong sales and earnings growth for Ventana, we believe we’re beginning to see the benefits of executing against our growth objectives,” commented Christopher Gleeson, Ventana’s President and Chief Executive Officer. “Reagent sales grew 30% versus last year’s first quarter as a result of strong system placements over the previous several quarters. That placement performance translated to a 40% instrument sales growth in the first quarter versus last year as many placements from the last several quarters converted to capital sales in higher proportion and on an accelerated basis earlier in the year than initially anticipated.”

Gross margin was 71% in the quarter versus 69% in the first quarter of last year. A richer mix and fixed cost leverage accounted for most of the improvement. R&D investment increased 19% versus first-quarter 2002 and the Company was awarded an additional patent in the quarter bringing to 81 the total number of patents held by Ventana in the general area of tissue staining.

The Company generated $3.0 million in operating cash flow in the first quarter, or $3.4 million more than the same period in 2002. Day’s sales outstanding were 65 or 18 days better than same quarter last year while inventory decreased by $1.5 million and 40 days from last year’s fourth-quarter to $12.5 million and 129 days. This inventory decline was consistent with management’s plan to reduce inventories during 2003. Total cash at the end of the quarter stood at $20.9 million versus $10.8 million at the end of the first quarter of 2002.

Reflecting on the quarter, Gleeson observed, “in addition to our solid financial performance we were particularly pleased to have been selected as Armed Forces Institute of Pathology’s anatomical laboratory automation system of choice and to have world renowned UK-based Sanger Institute choose our DISCOVERY™ systems to automate a variety of tissue staining activities and of course we were very satisfied to have received our ISO certification earlier in the quarter.”

-more-

CONFERENCE CALL

Ventana will hold a conference call to discuss first-quarter 2003 results and the outlook for 2003 at 10:00 a.m. EST on Thursday, April 17, 2003. The call can be accessed live and will be available for replay over the Internet via www.vcall.com.

Ventana develops, manufactures and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. Ventana’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

The news release contains certain forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding our ability to grow sales, increase gross margin, future income, our R&D efforts and general financial performance expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward-looking statements. These risks and uncertainties include without limitations risks associated with market acceptance of new automated histology products, continued success in asset management, continued improvements in our manufacturing efficiencies, on-schedule launches of our new products, currency exchange rate variability, competition and competitive pressures on pricing and general economic conditions in the United States and in the regions served by Ventana, and those risk factors contained in our periodic reports including Form 10-K for the year ended December 31, 2002, and all other Securities and Exchange Commission (SEC) filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. We cannot guarantee any future operating results, activity, performance or achievement.

Visit the Ventana Medical Systems, Inc. website at www.ventanamed.com

The Molecular Discovery Systems Division has its own website at www.ventanadiscovery.com

Financial Tables Follow

Ventana Medical Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002

Operating activities:
Net income (loss)	$1,419	$(555)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	2,276	1,893
Changes in operating assets and liabilities	(702)	(1,761)

Net cash provided by (used in) operating activities	2,993	(423)

Investing activities:
Purchase of property and equipment	(976)	(2,539)
Purchase of intangible assets, net	(64)	(93)

Net cash used in investing activities	(1,040)	(2,632)

Financing activities:
Issuance of common stock	1,043	2,154
Repayments of debt	(18)	(255)
Repurchase of common stock	(750)	—

Net cash provided by financing activities	275	1,899
Effect of exchange rate change on cash	(26)	(290)

Net increase (decrease) in cash and cash equivalents	2,202	(1,446)
Cash and cash equivalents, beginning of period	18,708	12,280

Cash and cash equivalents, end of period	$20,910	$10,834

Ventana Medical Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Sales:
Reagents and other	$23,176	$17,835
Instruments	6,084	4,347

Total net sales	29,260	22,182
Cost of goods sold	8,497	6,810

Gross profit	20,763	15,372

Operating expenses:
Research and development	4,295	3,622
Selling, general and administrative	14,693	11,708
Amortization of acquisition costs	457	412

Income (loss) from operations	1,318	(370)
Interest and other income (expense)	168	3

Income (loss) before taxes	1,486	(367)
(Provision for) benefit from income taxes	(67)	(188)

Net income (loss)	$1,419	$(555)

Per share data:
Net income (loss)
—Basic	$0.09	$(0.03)

—Diluted	$0.09	$(0.03)

Shares used in computing per share data:
—Basic	16,362	16,187

—Diluted	16,655	16,187

Ventana Medical Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data)

(Unaudited)

ASSETS	March 31, 2003	December 31, 2002

Current assets:
Cash and cash equivalents	$20,910	$18,708
Accounts receivable, net	23,072	22,623
Inventories	12,451	13,901
Prepaid expenses	1,109	878
Deferred tax benefit, current portion	2,359	2,386
Other current assets	981	1,210

Total current assets	60,882	59,706
Property and equipment, net	43,140	43,777
Goodwill	2,804	2,804
Intangible assets, net	8,426	8,819
Other assets	3,835	3,615
Deferred tax benefit, long term portion	6,407	6,416

Total assets	$125,494	$125,137

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,330	$8,446
Other current liabilities	11,035	12,230

Total current liabilities	19,365	20,676
Long term debt	2,339	2,357

Commitments and Contingencies
Stockholders’ equity:
Common stock—$.001 par value; 50,000 shares authorized; 16,410 and 16,346 shares issued and outstanding at March 31, 2003 and December 31, 2002, respectively	16	16
Additional paid-in capital	145,684	144,641
Accumulated deficit	(39,702)	(41,121)
Accumulated other comprehensive loss	(858)	(832)
Treasury stock—80 shares, at cost	(1,350)	(600)

Total stockholders’ equity	103,790	102,104

Total liabilities and stockholders’ equity	$125,494	$125,137

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